UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2011

SPIRIT AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-35186	38-1747023
(Commission File Number)	(IRS Employer Identification Number)

2800 Executive Way

Miramar, Florida 33025

(Address of principal executive offices, including Zip Code)

(954) 447-7920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 29, 2011, Spirit Airlines, Inc. (the “Company”) entered into Amendment No. 11 to the Airbus A320 Family Purchase Agreement, by and between the Company and Airbus S.A.S. (legal successor to AVSA S.A.R.L.) (“Airbus”), dated as of May 5, 2004, and eight separate letter agreements related thereto (as amended and supplemented to date by such letter agreements thereto, the “Airbus Amendment”). The Airbus Amendment represents the definitive agreement memorializing the Memorandum of Understanding, previously announced on November 15, 2011, for an order of 75 A320 family aircraft consisting of 30 of the existing aircraft model and 45 A320 NEO (New Engine Option) aircraft. These aircraft are scheduled for delivery from 2016 through 2021 and are in addition to the 31 aircraft scheduled to be delivered under the Company’s existing order from 2012 through 2015.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Airbus Amendment, a copy of which is filed as Exhibit 10.1 attached hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1†	Amendment No. 11, dated as of December 29, 2011, to the Airbus A320 Family Purchase Agreement, by and between the Company and Airbus S.A.S. (legal successor to AVSA S.A.R.L.), dated as of May 5, 2004 and eight separate letter agreements related thereto.

†	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2012	SPIRIT AIRLINES, INC.

	By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1†	Amendment No. 11, dated as of December 29, 2011, to the Airbus A320 Family Purchase Agreement, by and between the Company and Airbus S.A.S. (legal successor to AVSA S.A.R.L.), dated as of May 5, 2004 and eight separate letter agreements related thereto.

†	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.